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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                                 June 5, 1998
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               Date of Report (Date of earliest event reported)



                           IMPCO Technologies, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


         0-16115                                        91-1039211
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(Commission File Number)                    (IRS Employer Identification No.)


16804 Gridley Place, Cerritos, CA                              90703
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(Address of Principal Executive Offices)                    (Zip Code)


                                (562) 860-6666
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             (Registrant's Telephone Number, Including Area Code)



        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On June 5, 1998, Peter B. Bensinger resigned as chair of and as a member of the board of directors following the sale by the Estate of Edwin J. Schneebeck and members of the Schneebeck family of all of their IMPCO common stock and preferred stock. Mr. Bensinger had been a director of the registrant since 1995 representing the Schneebeck family interests.

     Edward L. Scarff and Christopher G. Mumford were elected to the board of directors to fill vacancies created by the death of Edwin J. Schneebeck and the resignation of Mr. Bensinger. Mr. Scarff was elected to a term expiring in 2000 and Mr. Mumford was elected to fill a term expiring in 1999.

     Mr. Scarff is a principal of Questor Management Company and has been a private investor since 1971. From 1965 to 1970 he was president of Transamerica Corp., where he oversaw its acquisitions of United Artists Corp., Budget Rent-a-Car and Trans International Airlines. Earlier he was a senior industrial economist at Stanford Research Institute.

     Mr. Mumford has been a managing director of Questor Partners Fund L.P. since 1996. He has served as a director of Crown Pacific in Portland, Oregon, since 1992. He was treasurer and chief financial officer of Arcada Corp. from 1978 to 1994, and as an officer and director of Triangle Pacific Corp. from 1986 to 1988 and a director of Norton Enterprises from 1988 to 1990.


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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IMPCO Technologies, Inc.
                                                 (Registrant)


Date   June 12, 1998                        /s/ Thomas M. Costales
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                                           Thomas M. Costales
                                           Chief Financial Officer and Treasurer


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